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Exhibit 24

POWER OF ATTORNEY

    KNOW ALL BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of William W. McGuire, M.D., and David J. Lubben, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of common stock of UnitedHealth Group Incorporated issuable pursuant to the MCM 1995 Stock Option Plan, Managed Care Solutions 1996 Stock Option Plan, MCM 1995 Directors' Stock Option Plan, Managed Care Solutions 1996 Non-Employee Director Stock Option Plan, Managed Care Solutions 1998 CEO Stock Option Plan, Lifemark Corporation 1999 Executive Stock Option and Ownership Plan, Lifemark Corporation 2000 Non-Employee Director Stock Plan, Medicus 1994 Stock Option Plan and Medicus 1991 Stock Option Plan, and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, this Power of Attorney has been signed on the 13th day of February, 2001, by the following persons.

/s/ WILLIAM W. MCGUIRE, M.D. William W. McGuire	/s/ DOUGLAS W. LEATHERDALE Douglas W. Leatherdale
/s/ WILLIAM C. BALLARD, JR. William C. Ballard, Jr.	Walter F. Mondale
/s/ RICHARD T. BURKE Richard T. Burke	/s/ MARY O. MUNDINGER Mary O. Mundinger
/s/ STEPHEN J. HEMSLEY Stephen J. Hemsley	/s/ ROBERT L. RYAN Robert L. Ryan
/s/ JAMES A. JOHNSON James A. Johnson	/s/ WILLIAM G. SPEARS William G. Spears
/s/ THOMAS H. KEAN Thomas H. Kean	Gail R. Wilensky

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POWER OF ATTORNEY